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                                                                    (EXHIBIT 23)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus pertaining to the registration of 9,486,773 shares of Common Stock under The McGraw-Hill Companies, Inc.'s 2002 Stock Incentive Plan of our reports dated January 29, 2002, with respect to the consolidated financial statements of The McGraw-Hill Companies, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                           /S/ ERNST & YOUNG LLP

New York, New York
July 9, 2002